                              VENTURE CATALYST.COM
                                  A DIVISION OF
                        INLAND ENTERTAINMENT CORPORATION
                      3420 OCEAN PARK BOULEVARD, SUITE 3020
                         SANTA MONICA, CALIFORNIA 90405

                                NOVEMBER 23, 1999

MANOHAR PRABHU
CHIEF EXECUTIVE OFFICER
ULTREXX CORPORATION
2125 WESTERN AVENUE, SUITE 302
SEATTLE, WA  98121


Dear Mickey:

              This letter agreement (the "Agreement") confirms the terms and conditions of the engagement of Venture Catalyst.com, a Division of Inland Entertainment Corporation ("Venture Catalyst"), by Ultrexx Corporation (the "Company") to render general consulting, certain investor relations and financial communication services to the Company which are referred to herein.

              1.     SERVICES.
              Commencing December 1, 1999 (the "Commencement Date"), Venture Catalyst agrees to perform general marketing, investor relations, and financial communication services for the Company which are ordinarily and customarily performed by an investor relations firm on behalf of a corporate client. These services include, but are not limited to (a) review of the non-financial portions of quarterly and annual reports sent to securityholders by the Company, exclusive of any current, quarterly or annual reports filed with U.S. Securities and Exchange Commission and/or other regulatory agencies;
(b) drafting and distribution of financial and general press releases; (c) drafting of a corporate profile for distribution to the Company's shareholders and the public; (d) introduction of the Company to the financial brokerage community.

              2.     NON-EXCLUSIVE RELATIONSHIP; NO GUARANTEE.
              Venture Catalyst will act as a non-exclusive agent of the Company and shall use its best efforts in the performance of its services described above. Nothing in this Agreement shall be construed as limiting Venture Catalyst's right to represent other clients.

              3.     FEES.
              On or before the last business day of each month, the Company shall pay to Venture Catalyst a fee of $6,500 per month in shares of the Company's common stock at a fixed price of $0.20 per share, totaling 32,500 shares of the Company's common stock. The first payment is due December 31, 1999. Said $6,500 fee includes $2,000 per month allocated toward a lease payment, due and payable under a separate Sublease Agreement between the Company and Inland Entertainment Corporation. The Company represents and warrants to Venture Catalyst that the Company's shares of common stock to be issued by the Company to Venture Catalyst as compensation pursuant to this
Section 3 of this Agreement and pursuant to Section 6 of this Agreement have been duly authorized and, upon delivery to Venture Catalyst in accordance with the terms hereof (in the case of the shares delivered pursuant to this Section
3) and in accordance with the terms of the Capital Investment, hereinafter defined (in the case of the shares referred to in Section 6), will have been validly issued, fully paid, nonassessable and free of preemptive rights, contractual rights to purchase and

Mr. Manohar Prabhu
Ultrexx Corporation
November 23, 1999
Page 2

similar rights. The Company also represents and warrants to Venture Catalyst that it will comply with all applicable requirements necessary to allow Venture Catalyst to utilize Rule 144 under the Securities Act of 1933, as amended (or any successor or similar rule.

              4.     EXPENSES.
              In addition to any fees that may be payable hereunder, the Company agrees, from time to time upon request, to reimburse Venture Catalyst for all reasonable out of pocket expenses incurred by it in the performance of services on behalf of the Company. Such out of pocket expenses shall include, but are not limited to, costs of long-distance telephone charges, facsimile services, mileage/travel, messenger services, printing, copying, postage, investor advertising, broadcast e-mail, broadcast fax, fax on demand, press release filings and other such ancillary services. It is understood by Venture Catalyst, however, that any single expense in excess of $200.00 must be approved, in advance by the Company in writing. Any disputed expense must be made known to Venture Catalyst in writing within 5 days of receipt. Out of pocket expenses will be billed on or about the fifteenth of each month and will be due and payable with 10 days of receipt.

              5.     CAPITAL INVESTMENT.
              Venture Catalyst shall invest the sum of $100,000 through the purchase of 714,286 shares of the Company's common stock at a price of $0.14 per share, said stock to be registered as Rule 144 stock. These shares will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933 and must be held for a minimum of one year before becoming eligible for sale under Rule 144. Venture Catalyst shall tender the funds on or before 12/1/99. Ultrexx undertakes that use of proceeds of these funds shall include the balance of legal and accounting fees required for completing the process of filing to be a fully reporting company.

              6.     TERM AND TERMINATION OF THE ENGAGEMENT.
              Venture Catalyst's engagement hereunder shall be for a period of one year from the Commencement Date. This Agreement may be terminated by either the Company or Venture Catalyst at any time, with or without cause, upon provision of one month's written notice to that effect to the other party; provided, however, that Venture Catalyst will be entitled to (a) its full fee for the first month under Section 3 hereof regardless of when this Agreement is terminated if terminated by the Company; (b) its pro-rated fee for months after the first month if terminated by either party. It is also agreed by both the Company and Venture Catalyst that the provisions of this
Section 6 and Sections 5,7 and 8 hereof shall survive such termination.

              7.     INDEMNITY.
                     (a) INDEMNIFICATION BY THE COMPANY. In connection with Venture Catalyst's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, the Company agrees that it will indemnify, hold harmless and defend Venture Catalyst and its affiliates, any director, officer, agent or employee of Venture Catalyst or any of its affiliates and each other person, if any, controlling Venture Catalyst or any of its affiliates and each of their successors and assigns (collectively, the "VC Group") against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Loss"), (i) related to, arising out of or resulting from (A) oral or

Mr. Manohar Prabhu
Ultrexx Corporation
November 23, 1999
Page 3

written information provided by the Company, the Company's employees or the Company's other agents, for use by Venture Catalyst in connection with Venture Catalyst's performance of services under this Agreement; (B) other action or failure to act by the Company, the Company's employees or the Company's other agents or by Venture Catalyst at the Company's request or with the Company's consent or (C) any breach of, or failure by the Company to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of the Company in this Agreement or (ii) otherwise related to or arising out of the engagement of Venture Catalyst pursuant to this Agreement or any transaction or conduct in connection therewith except that this clause
(ii) and clause (i)(B) relating to actions by Venture Catalyst, shall not apply with respect to any losses that are finally judicially determined to have resulted from Venture Catalyst's willful misconduct, bad faith or gross negligence.

                     (b) NOTICE OF CLAIM. Whenever Venture Catalyst learns of or discovers any matter which may give rise to a claim for indemnification (the "Claim") against the Company (the "Indemnity Obligator") under this
Section 10, Venture Catalyst, as the indemnified party (the "Indemnified Party"), shall give notice to the Indemnity Obligor of the Claim. With respect to Claims which are the subject of actions, suits, or proceedings threatened or asserted in writing by any third party (a "Third Party Claim"), the Indemnified Party shall, within 15 days following receipt of such Third Party Claim, promptly notify the Indemnity Obligor in writing of any Claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. If the Indemnified Party does not so notify the Indemnity Obligor within 15 days of its discovery of a Third Party Claim, such Claim shall be barred only to the extent that the Indemnity Obligor is prejudiced by such failure to notify. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the Claim asserted.

                     (c) DEFENSE. If the facts relating to a Loss arise out a Third Party Claim, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor shall, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, assume the defense or the prosecution thereof, including the employment of counsel or accountants, reasonably satisfactory to the Indemnified Party, at its cost and expense; PROVIDED, HOWEVER, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless (a) the employment thereof has been specifically authorized by the Indemnity Obligor, (b) such Indemnified Party has been advised by counsel reasonably satisfactory to the Indemnity Obligor that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnity Obligor and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (c) the Indemnity Obligor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party. Whether or not the Indemnity Obligor defends or prosecutes such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trial as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a Third Party Claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such indemnified matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting

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Mr. Manohar Prabhu
Ultrexx Corporation
November 23, 1999
Page 4

any subrogated claim. The Indemnity Obligor will take no action in connection with any claim that would adversely affect the Indemnified Party without the consent of the Indemnified Party.

                     (d) DURATION OF THE COMPANY'S OBLIGATIONS. The Indemnity Obligor's indemnification obligations under this Agreement shall survive the termination of this Agreement.

              8.     ACKNOWLEDGMENTS AND REPRESENTATIONS.

                     (a) The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Venture Catalyst will be using and relying upon data, material and other information furnished by the Company, its employees and representatives (the "Information"). The Company hereby agrees and represents that all Information furnished to Venture Catalyst in connection with, and relating to Venture Catalyst's performance of services under, this Agreement shall be accurate and complete in all material respects at the time furnished, and that if such Information, in whole or part, becomes materially inaccurate, misleading or incomplete during the term of Venture Catalyst's engagement hereunder, the Company shall so advise Venture Catalyst in writing and correct any such inaccuracy or omission. Venture Catalyst assumes no responsibility for the accuracy and completeness of such Information. In rendering its services hereunder, Venture Catalyst shall be entitled to use and rely upon the Information without independent verification thereof. To the extent consistent with legal requirements, all Information, unless publicly available or otherwise available to Venture Catalyst without restriction or breach of any confidentiality agreement, will be held by Venture Catalyst in confidence and will not be disclosed to anyone other than Venture Catalyst's agents and advisors without the Company's prior written approval or used for any purpose other than those referred to in this Agreement.

                     (b) The Company understands and agrees that in furnishing the Company with advice and other services as provided in this Agreement, neither Venture Catalyst nor any officer, director, employee or agent thereof shall be liable to the Company, its affiliates or its creditors for errors of judgment or for anything except willful misconduct, bad faith or gross negligence in the performance of its duties under the terms of this Agreement.

                     (c) The Company acknowledges that Venture Catalyst has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Venture Catalyst is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) against Venture Catalyst, Venture Catalyst's affiliates or their respective directors, officers, employees and agents.

                     (d) The Company represents and warrants to Venture Catalyst that it will not cause, or knowingly permit (a) any action to be taken which violates or (b) a failure to act, the effect of which violates, any federal or state securities law.

              9.     NOTICES.
              All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by (a) personal delivery, (b) telecopy, facsimile or other electronic means, or (c) mail by overnight courier or first class certified or registered mail, return receipt requested, postage prepaid, and properly addressed as follows:

              If to Venture Catalyst, at Venture Catalyst.com, a Division of Inland Entertainment Corporation, 3420 Ocean Park Boulevard, Suite 3020, Santa Monica, California 90405, Attention:

Mr. Manohar Prabhu
Ultrexx Corporation
November 23, 1999
Page 5

President; Fax: (310) 399-3431, e-mail: sanjay369@aol.com. If to the Company, at Ultrexx Corporation,2125 Western Avenue, Suite 302, Seattle, WA 98121.
Attention: Chief Executive Officer; Fax: ( 206 ) 448-9273, e-mail mickey@ultrexx.com.

              Any party may change its address for purposes of this provision by giving the other party written notice of the new address in the manner set forth above. Notice will be conclusively deemed to have been given when personally delivered, or if given by Federal Express or other similar overnight service, on the date of delivery, or on the third day after being sent by first class registered or certified mail, or if given by telecopy, fax or other electronic media, when confirmation of transmission is indicated by the sender's machine.

              10.    ARBITRATION.
              All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be as set forth in Section 12 hereof. The prevailing party shall be entitled to receive its reasonable attorneys' fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

              11.    GOVERNING LAW.
              This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to the conflicts of laws provisions thereof, and may not be amended or modified except in writing signed by both parties.

              12.    SUCCESSORS.
              This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

              13.    SEVERABILITY.
              If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed severable.

              14.    AUTHORIZATION.
              The Company represents and warrants that it has all requisite power and authority, and has received all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

Mr. Manohar Prabhu
Ultrexx Corporation
November 23, 1999
Page 6

Please confirm that the foregoing correctly sets forth our Agreement by signing the enclosed letter in the space provided and returning them to us for execution, whereupon we will send you a fully executed original letter which shall constitute a binding Agreement as of the date that you executed this Agreement. We look forward to working with you on this assignment.


                          Very truly yours,

                          VENTURE CATALYST.COM,

                          a Division of Inland Entertainment Corporation

                          By:
                              ----------------------------
                                 Sanjay Sabnani
                                 President


Agreed to and Accepted.

Ultrexx Corporation

By:
    ---------------------------
        Manohar "Mickey" Prabhu
        Chief Executive Officer

Date:
     --------------------------